DATED AUGUST 15 2006

MEDICAL MONITORS LIMITED

and

GLOBAL IMMUNE TECHNOLOGIES INC

INTELLECTUAL PROPERTY

ACQUISITION DEED

THIS DEED is made the 15TH day of AUGUST 2006

PARTIES:

(1) **MEDICAL MONITORS LIMITED** a company incorporated under the laws of Australia (ACN 009 161522) whose registered address is at Suite 407 Office Tower, Westfield Eastgardens, Eastgardens, New South Wales 2036 Australia ("Seller"); and

(2) **GLOBAL IMMUNE TECHNOLOGIES INC** a company incorporated under the laws of the State of Wyoming, USA whose registered office is 828 West 7th Avenue Vancouver, BC V5Z 1C1 Canada ("Buyer").

INTRODUCTION:

(A) The Seller owns certain technology relating to electrocardiogram recorders and blood pressure monitors together with underlying intellectual property rights.

(B) Conditional upon the successful completion of the transactions contemplated by that certain Securities Exchange Agreement by and among Buyer, MedPri Limited, and Primedical International Inc. dated as of 21 July 2006 (the "Acquisition") the Seller is willing to sell and the Buyer is willing to buy all such intellectual property rights and related materials on the terms of this Agreement.

IT IS AGREED as follows:

1. **DEFINITIONS AND INTERPRETATION**

1.1 In this Agreement and the Schedules hereto unless the context otherwise requires the following words and expressions shall have the following meanings:-

"Acquisition"	means the successful completion of the transactions contemplated by that certain Securities Exchange Agreement by and among Buyer, MedPri Limited, and Primedical International Inc. dated as of 21 July 2006;
"Agreed Form"	means in a form agreed between and initialled for identification purposes by or on behalf of the parties;
"Assets"	means as defined in Clause 2.1;
"Buyer Group"	means the Buyer and its ultimate holding company and any subsidiary undertaking of such companies and any person

connected with any such person from time to time;

"Commercial Information" means all information (including know how but not limited to matters which are confidential) at any time belonging to, or under the control of, the Seller and/or any person connected to the Seller which has at any time been used in relation to the Assets (or any aspect of them);

"Completion" means the completion of the sale and purchase of the Assets pursuant to this Agreement;

"Completion Date" means the date which is 3 days after satisfaction of the conditions precedent set out in Clause 3.1;

"Confidential Information" means any Commercial Information other than information which is trivial or obvious or otherwise clearly of a non-confidential nature or information which has become a matter of public knowledge (other than by reason of a breach of Clause 9 or its unlawful disclosure by any person);

"Core Materials" means (whether in written form or stored in electronic form) all materials relating to the Products including:-

(a) all technical documentation and research records;

(b) all product and patient data;

(c) regulatory submission data and documentation; and

(d) all source code for all software relating to the Products (whether embedded software or otherwise) existing at the Completion Date which comprise, contain or embody the Core IP or any research, development or reduction to practice of any invention claimed in the Core IP, or which the Seller reasonably requires to exploit any invention claimed in the Core IP;

"Core IP" means all the Patent Rights and trade mark rights listed in Schedule 1 together with all other Intellectual Property Rights relating to the Products and related services and

including any improvements, new versions and updates thereto excluding only trade mark rights in the marks WELLness and HeartLine;

"Disposal" means whether directly or indirectly a sale or transfer or any disposition whatsoever including an agreement to effect any of the foregoing or the creation of any option or charge which could lead to any of the foregoing, and the expression "dispose of" shall be construed accordingly;

"Encumbrance" means any interest or equity of any person (including any right to acquire, option, right of pre-emption or right of conversion) or any mortgage, charge, pledge, lien or assignment or other encumbrance, priority or security interest or arrangement or whatever nature over or in the relevant property;

"End Date" means the first anniversary of Acquisition;

"Intellectual Property Rights" means unregistered and registered design rights and semiconductor topography rights; copyright; database rights; Patent Rights; circuit layouts; trade marks, service marks and associated goodwill; domain names; confidential information (including know how and trade secrets) and any and all other intellectual property rights and sui generis rights and other similar rights (whether now subsisting or in the future created) in the United Kingdom, Australia and all other countries of the world for the full period for which those rights subsist (including any and all extensions and renewals and all vested, future and contingent rights and rights under licences) and all applications for the foregoing;

"Long-Stop Date" means the date which falls nine months following the date of this Agreement;

"Patent Rights" means existing and future patents (including any divisions, continuations, continuations in part, renewals, reissues, extensions, supplementary protection certificates, utility models and foreign equivalents) and rights with respect to

existing and future patent applications and patentable inventions and discoveries including the right to apply for registration of any such rights;

"Promissory Note" means the promissory note to be issued by the Buyer to the Seller on the terms and conditions substantially as set out in Annexure A;

"NASDAQ OTC" means the Over the Counter Bulletin Board of the National Association of Securities Dealers;

"Products" means super, SUPER RT, and BPfone and their associated receiving and other software and other technologies together with all improvements, new versions and updates thereto;

"Seller Group" means the Seller and its ultimate holding company and any subsidiary undertaking of such companies and any person connected with any such person from to time; and

"Warranties" means the warranties set out in Clause 7.3.

1.2 ***Interpretation***

In this Agreement:-

(a) references to statutes or statutory provisions include those statutes or statutory provisions as amended, extended, consolidated, re-enacted or replaced from time to time and any orders, regulations, instruments or other subordinated legislation made under them except to the extent that any amendment enacted after the date of this Agreement would increase or extend the liability of any party to this Agreement;

(b) the words "includes", "including" and "included" will be construed without limitation unless inconsistent with the context;

(c) the Schedules form part of this Agreement and will have the same force and effect as if expressly set out in the body of this Agreement;

(d) any undertaking by any of the parties not to do any act or thing shall be deemed to include an undertaking not to permit or suffer or assist the doing of that act or thing;

(e) the contents list and the headings shall not affect interpretation; and

(f) any reference to a person being "connected" with any other person shall be interpreted in accordance with the meaning given to that expression in section 249 of the Insolvency Act 1986 (or equivalent under U.S. law).

2. <u>ASSIGNMENT OF CORE IP AND CORE MATERIALS</u>

2.1 ***Assignment***

(a) Subject to Clauses 2.5 and 3.1, the Seller assigns absolutely to the Buyer with full title guarantee and free from any Encumbrance:

(i) the Core IP;

(ii) the right to apply for any Intellectual Property Rights anywhere in the world claiming priority from the Core IP;

(iii) the right to sue for and recover damages and other relief in relation to any infringement of the Core IP, including any infringement that may have occurred before the Completion Date; and

(iv) the Core Materials.

(together the "Assets").

2.2 ***Further Assurance***

The Seller must do anything (including execute any document), and must ensure that their employees and agents or any other third party or any person connected with the Seller (other than any member of the Buyer Group) or any other third party that has any interest in such Assets after Completion do anything (include execute any document), that the Buyer may reasonably require:

(a) to give full effect to the assignments in Clause 2.1;

(b) to further assure the right, title and interest of the Buyer in and to the Core IP and the Core Materials; and

(c) to ensure that any Patent Rights in the Core IP which become vested in the Buyer remain in the name of the Buyer.

2.3 ***No Challenge***

The Seller must not directly or indirectly:

(a) oppose, or assist any third party to oppose, the grant of any Patent Rights in or in relation to the Core IP; or

(b) dispute, or assist any third party dispute, the validity of any or all of the Patent Rights in or in relation to the Core IP.

2.4 ***Filing, Prosecution and Maintenance of Patent Rights***

(a) On and from the Completion Date, the Buyer shall be solely responsible for filing, prosecution and maintenance of the Patent Rights in the Core IP in its sole discretion and paying any filing, prosecution and maintenance fees.

(b) The Seller must give the Buyer such assistance as the Buyer reasonably requires (such assistance to be provided at the Buyer's cost and expense) in order to file, prosecute and maintain the Patent Rights in the Core IP.

2.5 ***Licence***

On the Completion Date, the Buyer grants to the Seller Group a perpetual, irrevocable, royalty fee, exclusive licence to the Core IP and the Core Materials solely to the extent reasonably necessary for the Seller Group to provide the HeartLine Service and the WELLness service in Australia, as contemplated by Clause 7.4. For the avoidance of doubt, the licence granted to the Seller Group under this clause does not enable the Seller Group to manufacture the SUPER monitors or the BPfone monitors.

3. CONDITION

3.1 The assignment of the Assets contemplated by Clause 2 is subject to and conditional upon:

(a) the Seller, in accordance with the listing rules of the Australian Stock Exchange Limited, obtaining its shareholder's approval on or before 4 months from the date of this Agreement for the assignment; and

(b) the successful completion of the Acquisition on or before the Long-Stop Date.

3.2 If either of the conditions precedent set out in Clause 3.1 are not satisfied by their respective due dates, this Agreement shall cease and determine and no party will have any claim against any other party for costs, damages, compensation or otherwise, except that: (a) such termination shall be without prejudice to any accrued rights or obligations of any party under this Agreement; and (b) the provisions of Clauses 4.2 (inclusive) shall remain in full force and effect.

3.3 The Seller shall provide the Buyer with reasonable assistance and shall cooperate with the Buyer in order to ensure that the conditions precedent set out in Clause 3.1 are satisfied on or before their respective due dates.

4. CONSIDERATION

4.1 The consideration payable for the Assets shall be satisfied by the Buyer issuing the Seller with the Promissory Note.

4.2 If either of the conditions set out in Clause 3.1(a) or (b) are not satisfied by the relevant date then the Seller hereby agrees that it shall not be entitled to any royalty fees under its existing licence agreement with MedPri Limited in respect of any receipts until those receipts earned after 30 June 2007. If the assignment becomes effective then the said licence agreement shall terminate with immediate effect and the Seller's entitlement to royalties shall cease in respect of those receipts earned after the date of this Agreement.

5. PERIOD PRIOR TO COMPLETION

The Seller undertakes to the Buyer that in the period between the date of this Agreement and the Completion Date (both dates inclusive) it shall not nor shall it permit any person connected with the Seller to Dispose of any of the Assets.

6. COMPLETION

6.1 ***Completion***

Completion shall take place at the offices of the Buyer's Solicitors on the Completion Date. On Completion, the parties shall perform their respective obligations set out in Schedule 2.

6.2 ***Passing of Risk***

Risk in and legal and beneficial ownership of each of the Assets shall pass to the

Buyer on Completion.

6.3 ***Waiver of Requirements***

The Buyer may in its absolute discretion waive any of the requirements contained in paragraph 1 of Schedule 2.

7. <u>WARRANTIES</u>

7.1 ***Warranties***

The Seller warrants, represents to and undertakes with the Buyer that the statements set out in Clause 7.3 below are now and will on each day up to and including the date of Acquisition be true and accurate. Each of the Warranties set out in the separate sub-clauses of Clause 7.3 shall be separate and independent and (except as expressly otherwise provided therein) shall not be limited by reference to any other Warranty or by anything in this Agreement.

7.2 ***Reliance***

The Seller acknowledges that the Buyer is entering into this Agreement in reliance on the Warranties.

7.3 ***The Warranties***

As of the date hereof and on the Completion Date, the Seller represents and warrants to the Buyer that:

(a) ***Power:*** it has full legal capacity and power to:

(i) own its property and to carry on its business; and

(ii) enter into this Agreement and to carry out the transactions that this Agreement contemplates;

(b) ***Corporate Authority:*** it has taken all corporate action that is necessary or desirable to authorise its entry into this Agreement and its carrying out the transactions that this Agreement contemplates;

(c) ***Authorisations:*** subject to Clause 3, it has all necessary or desirable approvals and authorisations;

(d) ***Agreement effective:*** this Agreement constitutes its legal, valid and binding

obligations, enforceable against it in accordance with its terms (except to the extent limited by equitable principles and laws affecting creditors' rights generally), subject to any necessary stamping or registration;

(e) ***No contravention:*** neither its execution of this Agreement nor the carrying out by it of the transactions that this Agreement contemplates, does or will:

(i) contravene any law (including any relevant insolvency law) to which it or any of its property is subject or any order of any government agency or the Australian Stock Exchange Limited that is binding on it or any of its property;

(ii) contravene any undertaking or instrument binding on it or any of its property; or

(iii) contravene its constitution;

(f) ***Information:***

(i) the information and reports (if any) that it has given to the Buyer in connection with this Agreement are true and accurate in all material respects and not misleading in any material respect (including by omission); and

(ii) any forecasts and opinions in them are fair and reasonable (and were made or formed after due inquiry and consideration by appropriate officers of the Seller),

as at the Completion Date or, if given later, when given;

(g) ***Disclosure of relevant information:*** it has disclosed to the Buyer all the information of which it is aware that is material to an assessment by the Buyer of the risks that it assumes by entering into this Agreement;

(h) ***Ownership:*** it owns all right, title and interest in and to the Core IP;

(i) ***No dealings:*** except as has been disclosed in writing by the Seller to the Buyer, it has not licensed any of the Core IP and has not assigned or in any way disposed of or otherwise encumbered any right, title or interest in or to any of the Core IP;

(j) ***Filings:*** it has taken all necessary steps to obtain and maintain appropriate

registrations for Patent Rights in the Core IP and to protect and defend the Patent Rights in the Core IP;

(k) ***Right to practice:*** to the best of its knowledge, the manufacture, distribution and sale of Products does not infringe, nor is alleged to infringe, any Intellectual Property Rights of any third person;

(l) ***No infringement:*** to the best of its knowledge, there has not been:

(i) any infringement of any of the Patent Rights in the Core IP; or

(ii) any misuse or unauthorised disclosure of the Confidential Information in the Core IP or Core Materials; or

(iii) any other act which may affect the validity or enforceability of the Intellectual Property Rights in the Core IP or ability to protect the Confidential Information in the Core IP or Core Materials; and

(m) ***Assignments:*** all third parties who have or had access to any Core IP have executed agreements with the Seller pursuant to which they have assigned all their rights, title and interest in and to the Core IP to the Seller.

7.4 The Buyer agrees to supply to the Seller ready manufactured SUPER monitors and BPfone monitors for use in connection with their supply through the Seller Group to users in Australia only of the HeartLine service and the WELLness service (respectively). Such supply shall be on a so-called "favoured nations basis" in that the prices and delivery times offered to the Seller shall be no less favourable than the most favourable terms offered by the Buyer at that time to any other purchaser in the World of such monitors. The Seller shall procure that all such monitors are not re-sold outside Australia nor other than to users of the HeartLine service and the BPfone service.

8. <u>SALES TAX</u>

All amounts payable under this Agreement are expressed to be exclusive of any sales taxes which may be chargeable on them. Any stamp duty payable in respect of the assignment contained herein shall be payable by the Buyer.

9. CONFIDENTIAL INFORMATION

9.1 *Prohibition on disclosure*

Each party undertakes with the other parties to keep confidential (except as expressly provided in this Agreement) at all times after the date of this Agreement, and not directly or indirectly reveal, report, publish, disclose or transfer or use for its own or any other purposes, any Confidential Information received or obtained as a result of entering into or performing, or supplied by or on behalf of a party in the negotiations leading to, this Agreement and which relates to:

(a) the negotiations relating to this Agreement (including Acquisition);

(b) the subject matter and/or provisions of this Agreement; or

(c) (in the Seller's case) the Buyer Group or (in the Buyer's case) the Seller Group.

9.2 *Permitted Disclosures*

The prohibition in sub-clause 9.1 does not apply if:-

(a) the information was in the public domain before it was furnished to the relevant party or, after it was furnished to that party, entered the public domain otherwise than as a result of a breach by that party of this Clause;

(b) disclosure is necessary in order:

   (i) to comply with regulatory requirements; or

   (ii) to obtain tax or other clearances or consents from the Inland Revenue or other relevant taxation authority;

(c) disclosure is made pursuant to an announcement permitted under Clause 14; or

(d) disclosure is made to such of the party's officers, employees, agents, consultants and professional advisers as are involved in the transactions contemplated by this Agreement and is restricted to matters necessary for the proper performance of their duties or services in relation to those transactions,

provided that any such information discloseable pursuant to sub-clause 9.2(b) shall be disclosed only to the extent required by regulatory requirements and (unless such

consultation is prohibited by regulatory requirements) only after consultation with the relevant party.

10. SUCCESSORS AND ASSIGNS

10.1 This Agreement shall be binding upon each party's successors and assigns and personal representatives (as the case may be).

10.2 The Buyer shall be entitled to assign its rights under this Agreement to any other member of the Buyer Group PROVIDED THAT the Buyer shall procure that any such assignee shall re-assign such rights to the Buyer in the event of and prior to such assignee ceasing to be a wholly owned subsidiary of the Buyer. Subject thereto, none of the rights of the parties under this Agreement or the Warranties may be assigned or transferred.

11. ILLEGALITY AND UNENFORCEABILITY

If any term or provision in this Agreement shall in whole or part be held to any extent to be illegal or unenforceable under any enactment or rule of law that term or provision or part shall to that extent be deemed not to form part of this agreement and the enforceability of the remainder of this Agreement shall not be affected.

12. NO PARTNERSHIP/AGENCY

Nothing in this Agreement is intended to or shall operate to create a partnership or joint venture of any kind between the parties, or to authorise any party to act as agent for any other, and no party shall have authority to act in the name or on behalf of or otherwise to bind any other in any way (including but not limited to the making of any representation or warranty, the assumption of any obligation or liability and the exercise of any right or power).

13. VARIATIONS

No variations of this Agreement shall be effective unless made in writing and signed by or on behalf of each of the parties to this Agreement.

14. ANNOUNCEMENTS

14.1 Save where required by law, no announcement in connection with this Agreement or any matter arising therefrom shall be made or issued by or on behalf of the Seller

without the prior written approval of the Buyer, such approval not to be unreasonably withheld or delayed.

14.2 Where any such announcement is required to be made by law, the party wishing to make such announcement shall, to the extent it is legal and practicable to do so, consult with the other parties as to the timing and content of such announcement.

15. COSTS AND PAYMENTS

Subject to the express terms hereof, each party will pay its own costs and expenses in relation to the preparation execution and carrying into effect of this Agreement.

16. MISCELLANEOUS PROVISIONS

16.1 The Seller undertakes to do all such things and sign and execute all such documents and deeds as may be reasonably required or desirable in order to perfect, protect or enforce any of the rights assigned to the Company under this Agreement and to assist in the regulation of any question concerning the Core IP and the Products and any application to obtain registered intellectual property rights in respect of any element of the Core IP and the Products.

16.2 If any provision of this Agreement shall be prohibited by or adjudged by a court to be unlawful, void or unenforceable such provision shall to the extent required be severed from this Agreement and rendered ineffective as far as possible without modifying the remaining provisions of this Agreement and shall not in any way effect any other circumstances or the validity or enforcement of this Agreement.

16.3 This Agreement contains the full and complete understanding between the parties and supersedes all prior arrangements and understandings whether written or oral appertaining to the subject matter of this Agreement and may not be varied except by an instrument in writing signed by all of the parties to this Agreement.

16.4 This Agreement shall be governed by and construed in accordance with the law of New South Wales, Australia and the parties agree to submit to the exclusive jurisdiction of the Australian courts as regards any claim or matter arising in relation to this Agreement. This Agreement may be executed as two or more documents in the same form and execution by all of the parties of at least one of such documents will constitute due execution of this Agreement. All counterparts when executed and delivered will be an original, but all counterparts will together constitute one and the same agreement.

16.5 ***Rights of Third Parties***

The Contracts (Rights of Third Parties) Act 1999 (or equivalent under Australian and U.S. law) shall not apply to this Agreement and unless specifically herein provided no person other than the parties to this Agreement shall have any rights under it nor shall it be enforceable by any person other than the parties to it.

IN WITNESS WHEREOF EXECUTED by the parties as a deed.

SCHEDULE 1 – Core IP

[*TO BE CONFIRMED*]

Patents

Owner	**Country**	**File Type**	**App/Reg No.**	**Status**
Patent Family: Acoustic Transmission using Digital Mobile Phones				
Harry Louis Platt Allan Michael Shell Vladimir Jankov	Europe	Patent application	00934814.5	Examination pending.
Harry Louis Platt Vladimir Jankov	USA	Patent application	10/009,906	Examination pending.
Harry Louis Platt Vladimir Jankov Allan Michael Shell	Australia	Patent application	50549/00	Examination/restoration pending.
Patent Family: Cycling Event and Auto-Trigger Memory Handling				
Harry Louis Platt Allan Michael Shell Vladimir Jankov	Europe	Patent application	00934815.2	Examination pending.
Harry Louis Platt Vladimir Jankov	USA	Patent application	10/009907	Examination pending.
Harry Louis Platt Allan Michael Shell Vladimir Jankov	Australia	Patent application	50550/00	Examination/restoration pending.

Owner	**Country**	**File Type**	**App/Reg No.**	**Status**
Patent Family: Power Saving Leads Status Monitoring				
Harry Louis Platt Allan Michael Shell Vladimir Jankov	Europe	Patent application	00934816.0	Examination Pending.
Harry Louis Platt Allan Michael Shell Vladimir Jankov	USA	Patent application	10/009908	Allowed.
Harry Louis Platt Allan Michael Shell Vladimir Jankov	Australia	Patent application	50551/00	Examination/restoration pending.
Patent Family: Transtelephonic Blood Pressure Monitor				

Harry Louis Platt Allan Michael Shell Vladimir Jankov	Canada	Patent application	2387139	Pending.
Harry Louis Platt Allan Michael Shell Vladimir Jankov Michael Anthony Romm	Israel	Patent application	149074	Pending.
Harry Louis Platt Allan Michael Shell Vladimir Jankov	Japan	Patent application	P2001-529340	Pending.
Harry Louis Platt Vladimir Jankov	USA	Patent application	[*10/19048*]	Restoration pending.
Harry Louis Platt Allan Michael Shell Vladimir Jankov	Australia	Patent application	78925/00	Examination/restoration pending.

Trade Marks

Trade Mark No.	**Mark**	**Word / Image /Device**	**Class/ Classes**	**Territory**
792662	CARDiOCOM	Word	9	Australia
930212	BPFONE	Word	9, 10, 44,	Australia
868071	BPFONE	Image	10	Australia
781496	HEARTLINK	Word	10	Australia
002881 381	BPFONE	Word	09, 10, 44	European Community
78/211966	BPFONE	Word	09, 10, 42	United States
1,168,094	BPFONE	Word		Canada

SCHEDULE 2

Completion Obligations

1. **Seller's Completion Obligations**

On Completion, the Seller shall deliver to the Buyer:

(a) all copies of Core Materials (including all source code in electronic form);

(b) at the cost of the Seller (except for any stamp duty, which shall be the responsibility of the Buyer) all such deeds, documents, assurances, acts and things as may be necessary for vesting good title to the Assets being transferred at Completion including all original certificates of registration of the Patent Rights and the trade marks in the Core IP; and

(c) duly executed releases or certificates of non-crystallisation in such form as the Buyer may require in respect of all Encumbrances on or affecting the Assets.

2. **Buyer's Completion Obligations**

On Completion, the Buyer shall:

(a) deliver the Promissory Note to the Seller; and

(b) instruct its registrars to make all necessary entries in the Buyer's corporate records relating to the issuance of the Promissory Note.

ANNEXURE A
Promissory Note

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

CONVERTIBLE PROMISSORY NOTE

$4,000,000 ____________, Wyoming

Dated this 15th day of August 2006

FOR VALUE RECEIVED, the undersigned, Global Immune Technologies, Inc., a corporation organized under the laws of the State of Wyoming, USA (the "Corporation"), agrees and promises to pay to Medical Monitors Limited, a corporation organized under the laws of New South Wales, Australia (the "Holder") at its office at Suite 407, Westfield Office Tower, Eastgardens, New South Wales, or at such other place or places as the Holder may designate in writing, the principal amount of FOUR MILLION and NO/100 United States Dollars ($4,000,000.00), in legal tender of the United States of America, in immediately available funds, as follows:

(a) The unpaid principal amount from time to time outstanding shall not bear interest.

(b) The entire principal amount of this Note, without any interest thereon, shall be payable at any time before July 21, 2007 (the "Maturity Date") upon the written agreement of the Corporation and the Holder.

(c) In the event the principal amount of this Note has not been paid prior to the Maturity Date, as of the Maturity date this Note will automatically convert into a number of shares of the Corporation's common stock to be calculated pursuant to Section 5(b), below.

2. Place and Manner of Payment. All sums due under this Note are payable in legal tender of the United States of America current on the dates such sums or payments are respectively due, in immediately available funds. All payments shall be made at the option of the Holder by wire transfer to a bank account designated in writing to the Corporation by the Holder and, if no such designation has been made by the Holder, by check mailed by certified or registered mail to the address of the Holder.

3. Events of Default; Consequences. In the event of the occurrence of an Event of Default (as defined) the Holder may declare the entire unpaid principal balance of this Note, together with interest accrued, immediately due and payable at the place of payment. The term "Event of Default" shall mean: the Corporation shall make an assignment for the

benefit of creditors or admit in writing its inability to pay its debts generally as they become due or fail to generally pay its debts as they become due; an order, judgment or decree shall be entered for relief in respect of or adjudicating the Corporation bankrupt or insolvent; the Corporation or any of its subsidiaries shall petition or apply to any tribunal for the appointment of, or taking of possession by, a trustee, receiver, custodian, or liquidator or other similar official of the Corporation or any subsidiary or of any substantial part of any of their respective assets; the Corporation or any of its subsidiaries shall commence any proceeding relating to the Corporation or any subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, or any such petition or application is filed or any such proceeding is commenced against the Corporation or any of its subsidiaries and such petition, application or proceeding is not dismissed within 60 days.

4. Costs of Collection. The Corporation shall pay all costs and expenses of collection incurred by the Holder, including reasonable attorneys' fees.

5. Conversion.

(a) The Holder may at any time prior to the Maturity Date convert the principal amount of this Note into a number of fully paid and nonassessable shares of the Common Stock, no par value per share, of the Corporation (the "Common Stock"), at a price equal to Eighty-Five Percent (85%) of the average closing price (meaning the price of the last transaction booked during regular market hours, and exclusive of after-hours trading), of the Corporation's Common stock over the immediately preceding five business days, provided, however, that such conversion price shall not be less than Forty Cents (US $ 0.40) or greater than One Dollar (US $1.00) per share. Such conversion shall be effected by the surrender of this Note at the principal office of the Corporation (or such other office or agency of the Corporation in the continental United States as the Corporation may designate by notice in writing to the Holder) at any time during usual business hours, together with notice in writing that the Holder wishes to convert this Note, which notice shall also state the name(s) (with addresses) and denominations in which the certificate(s) for Common Stock shall be issued and shall include instructions for delivery thereof. Such conversion shall be deemed to have been effected as of the close of business on the date on which this Note shall have been surrendered and such notice shall have been received, and at such time (the "Voluntary Conversion Date") the rights of the Holder with respect to the principal amount of the Note converted shall cease and the person(s) in whose name(s) any certificate(s) for Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented by such certificate(s). As soon as practicable after the Voluntary Conversion Date, the Corporation shall deliver to, or as directed by, the Holder, certificates representing the number of shares of Common Stock issuable by reason of such conversion registered in such name or names and such denomination or denominations as the Holder shall have specified, together with cash as provided in Section 7 in respect of any fraction of a share of such stock otherwise issuable upon such conversion.

(b) In the event that the principal amount of this Note has not been repaid prior to the Maturity Date, as of the Maturity date this Note will automatically convert into a number of fully paid and nonassessable shares of the Common Stock, no par value per share, of the Corporation (the "Common Stock"), at a price equal to Eighty-Five Percent (85%) of the average closing price (meaning the price of the last transaction booked during regular market hours, and exclusive of after-hours trading), of the Corporation's Common stock over the immediately preceding five business days, provided, however, that such conversion price shall not be less than Forty Cents (US $ 0.40) or greater than One Dollar (US $1.00) per share. Such conversion shall be deemed to have been effected as of the close of business on the Maturity Date, and at such time the rights of the Holder with respect to the principal amount of the Note converted shall cease, and the Holder shall designate to the Corporation the person(s) in whose name(s) any certificate(s) for Common Stock are to be issued in connection with such conversion. As soon as practicable after the Maturity Date, the Corporation shall deliver to, or as directed by, the Holder, certificates representing the number of shares of Common Stock issuable by reason of such conversion registered in such name or names and such denomination or denominations as the Holder shall have specified, together with cash as provided in Section 7 in respect of any fraction of a share of such stock otherwise issuable upon such conversion.

6. Reservation of Common Stock; Etc.

(a) The Corporation will at all times from and after this date reserve and keep available out of its authorized but unissued shares of Common Stock or its treasury shares, or otherwise, solely for the purpose of issuance upon the conversion of this Note, such number of shares of Common Stock as shall then be issuable upon the conversion of this Note. The Corporation covenants that all shares of Common Stock which shall be so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges.

(b) The Corporation will not take any action which would result in any adjustment of the number of shares of Common Stock acquirable upon conversion of this Note if the total number of shares issuable after such action upon conversion of this Note, together with the total number of shares of Common Stock then outstanding, would exceed the total number of shares of Common Stock then authorized under the Corporation's Certificate of Incorporation which are not reserved or required to be reserved for any purpose other than the purpose of issue upon conversion of this Note.

(c) The issuance of certificates for shares of Common Stock upon conversion of this Note shall be made without charge to the Holder for any issuance tax or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock.

7. Fractional Interests. The Corporation shall not be required to issue any fractional shares of Common Stock on the conversion of this Note. If any fraction of a share of Common Stock except for the provisions of this paragraph would be issuable upon

conversion of this Note, the Corporation shall purchase such fraction for an amount in cash equal to the current Market Price (as determined pursuant to Section 7(b) of this Note) of such fraction on the last Business Day prior to conversion.

8. Voting. Nothing contained in this Note shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of the meetings of stockholders for the election of directors of the Corporation or any other matter.

9. Notices.

(a) Any notice pursuant to this Note to be given or made by the Holder to or upon the Corporation shall be sufficiently given or made if sent by certified or registered mail, postage prepaid, addressed (until another address is sent by the Corporation to the Holder) as follows:

Suite 401, Westfield Office Tower, Eastgardens, New South Wales

(b) Any notice pursuant to this Note to be given or made by the Corporation to or upon the Holder shall be sufficiently given or made if sent by certified or registered mail, postage prepaid, addressed (until another address is sent by the Holder to the Corporation) to the address of the Holder set forth above.

10. Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of Wyoming.

11. Modification and Waiver. No modification or waiver of any provision of this Note, nor any departure by the Corporation therefrom, shall in any event be effective unless the same shall be in writing signed by the Holder and then such modification or waiver shall be effective only in the specific instance for the specific purpose given.

IN WITNESS WHEROF, the undersigned has executed this Convertible Promissory Note as of the date first written above.

Global Immune Technologies Inc.

By: ________________
Name: Don Perks
Its: Chief Executive Officer

Executed as a Deed by
MEDICAL MONITORS LIMITED
acting by:

)
)
)

....
Director

....
Director/Company Secretary

Executed as a Deed by
GLOBAL IMMUNE TECHNOLOGIES INC
acting by:

)
)
)

....
Authorised Signatory

....
Authorised Signatory

Executed as a Deed by
MEDICAL MONITORS LIMITED
acting by:

)
)
)

....
Director

....
Director/Company Secretary

Executed as a Deed by
GLOBAL IMMUNE TECHNOLOGIES INC
acting by:

)
)
)

....
Authorised Signatory

....
Authorised Signatory